Exhibit 13.1

CERTIFICATION

Pursuant to 18 U.S.C. §1350, the undersigned officers of Imperial Tobacco Group PLC (the “Company”) hereby certify that the Company’s Annual Report on Form 20-F for the fiscal year ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated November 30, 2007	/s/ Gareth Davis
Gareth Davis
Chief Executive

/s/ Robert Dyrbus
Robert Dyrbus
Finance Director

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.